Exhibit 99.1

LINEAGE CELL THERAPEUTICS REPORTS THIRD QUARTER 2026 FINANCIAL RESULTS AND PROVIDES BUSINESS UPDATE

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Acquired NeuroAirmid Therapeutics, Inc. and Its Cell Therapy Product Candidate for Huntington’s Disease, Currently Enrolling in a Phase 1b/2a Clinical Trial (REGEN4HD)
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Announced Issuance of a Patent Covering its AlloSCOPE™ “5D” Technology, a Component of Its AlloSCOPE Cell Manufacturing Platform
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Advanced Collaboration with William Demant Invest for ReSonance® Into a Second Year; Danish Medicines Agency Meeting Scheduled in Q4 2026 to Discuss Development Plans
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Advanced Corneal Endothelial Disease Program (COR1) Into Preclinical Testing; Initial Data Expected in Q1 2027
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OpRegen® Cell Therapy Continues to be Evaluated in Genentech’s GAlette Study for the Treatment of Dry-AMD with Geographic Atrophy
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Cash, Cash Equivalents, and Marketable Securities as of September 30, 2026, Expected to Support Planned Operations into Q2 2028

CARLSBAD, CA – November 12, 2026 - Lineage Cell Therapeutics, Inc. (NYSE American and TASE: LCTX), a clinical-stage biotechnology company developing novel, allogeneic, “off the shelf”, cell therapies for serious medical conditions, today reported its third quarter 2026 financial and operating results. The Company will host a conference call today at 4:30 p.m. Eastern Time to discuss these results and to provide a business update.

“While our collaboration with Roche and Genentech for the development of the OpRegen cell therapy program for dry AMD with geographic atrophy continues to advance, we are focused on using our platform to build a diversified portfolio of additional allogeneic cell transplant programs,” stated Brian M. Culley, Lineage CEO. “Today, we closed the acquisition of NeuroAirmid Therapeutics adding HUNT1, a third clinical-stage asset to our development pipeline. HUNT1 is a pluripotent stem cell derived, clinical-stage neural cell therapy program, with the potential to validate a new cell-based treatment modality for Huntington’s Disease. When we evaluated this opportunity, what stood out was the substantial development work that had been completed, external capital had been invested, and we believed our manufacturing expertise could create significant additional value for this program. This transaction reflects the disciplined approach to capital allocation and strategic fit that we believe our investors have come to expect from Lineage. HUNT1 was created on the same proprietary cell line that Lineage uses and is compatible with its AlloSCOPE “5D” technology, providing us with a head start on our planned contributions. Leveraging our experience with this line and our capabilities in cell manufacturing, process development, and scale-up, we intend to deploy our resources to migrate the HUNT1 process to our AlloSCOPE manufacturing platform and to support the evolution of HUNT1 onto a commercially viable and scalable production system more suitable to supporting late-stage registrational trials in parallel with its ongoing clinical development. In addition, the ongoing REGEN4HD clinical trial of HUNT1 is supported in part by a CIRM grant, reducing our out-of-pocket development costs.”

Mr. Culley continued, “In addition to this exciting acquisition, we also strengthened our proprietary manufacturing position through the issuance of a U.S. patent covering our AlloSCOPE 5D technology. 5D is an approach which we believe may provide a differentiated solution to one of the most important challenges facing the allogeneic cell therapy industry: enabling commercially-scalable and consistent manufacturing of pluripotent cell-derived therapies. We recently deployed AlloSCOPE 5D to COR1, our wholly owned corneal endothelial cell therapy program, and expect initial preclinical data in the first quarter of 2027, demonstrating the speed, scalability, and versatility of our development platform. We also continued to employ 5D technology to advance our ILT1 program, which ultimately may become a treatment for Type 1 Diabetes.”

“In parallel with supporting the development of the OpRegen cell therapy program through the production, release, and delivery of multiple GMP batches of clinical trial material, we are prioritizing other programs that we believe can generate meaningful data in early clinical trials, and which supports our plan to optimize capital allocation and accelerate value creation. By combining strategic business development, proprietary manufacturing technologies, and internally generated innovation, we believe we are building a differentiated pipeline and positioning Lineage to create sustainable long-term value for our shareholders.” concluded Mr. Culley.

Select Business Highlights

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RG6501 (OpRegen Cell Therapy)
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Ongoing execution of Lineage’s contributions to Roche and Genentech's development of the OpRegen cell therapy program under our exclusive worldwide collaboration and license agreement. Genentech’s ongoing Phase 2a GAlette Study is currently open and active at 17 clinical sites in the U.S. and Israel.
▪
In addition to testing other surgical parameters, Genentech plans to evaluate proprietary surgical delivery devices in the ongoing Phase 2a GAlette study. These proprietary devices are in development for the subretinal delivery of OpRegen cell therapy and may have potential advantages over currently available devices and procedures.
o
Ongoing efforts to further support development of OpRegen cell therapy under a separate services agreement with Genentech, signed May 2024, including: activities to support the ongoing Phase 1/2a study long term follow-up and Genentech’s ongoing Phase 2a GAlette study.
o
Positive RG6501 (OpRegen cell therapy) Phase 1/2a clinical study 3 year results encore featured at Foundation Fighting Blindness’ Retinal Therapeutics Innovation Summit 2026, suggest evidence of sustained gains in best corrected visual acuity (BCVA) and retinal structure improvement, including regions with re-appearance of an RPE layer and features associated with recovery of photoreceptors.
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Positive long-term clinical outcomes reported following a single administration of OpRegen cell therapy.
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Clinical data reported at 12-, 24-, and 36-months for Cohort 4 (less advanced disease) of the Phase 1/2a study (12 patients) has continued to demonstrate a consistent and durable treatment effect, with OpRegen-treated eyes exhibiting mean BCVA scores above baseline at each of these timepoints in these patients. Five patients who received extensive coverage of OpRegen cell therapy across their geographic atrophy (GA) lesion are demonstrating long-term outcomes consistent with meaningful disease stabilization and even improvement through 36 months.

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HUNT1 (Huntington’s Disease)
o
Acquired NeuroAirmid Therapeutics, Inc. (“NeuroAirmid”), along with certain worldwide rights related to a pluripotent stem cell derived, clinical-stage neural cell therapy program, hNSC-01, which Lineage calls HUNT1, for the treatment of Huntington’s Disease (HD), and to the use of clinical data from the ongoing Phase 1b/2a REGEN4HD clinical study evaluating HUNT1 for the treatment of HD, being conducted at the University of California, Irvine (UCI).
o
The HUNT1 program represents the culmination of decades of HD research, led by Leslie M. Thompson, PhD, Donald Bren Professor, Psychiatry & Human Behavior School of Medicine, Neurobiology and Behavior, School of Biological Sciences, and Co-Director, Sue & Bill Gross Stem Cell Research Center at UCI.
o
HUNT1 has progressed into clinical development with the support of $16 million of translational funding from the California Institute for Regenerative Medicine (CIRM). UCI also recently received a CIRM clinical award of up to $12 million to support the ongoing REGEN4HD clinical study, where to date, 6 patients have been dosed with HUNT1, with no significant serious adverse events reported.

o
Lineage will assume responsibility for certain clinical development costs representing a portion of the CIRM award to support the ongoing REGEN4HD clinical study, estimated to be $3.1 million through February 2030, and clinical development of the HUNT1 program following completion of the study, as well as for all future cell manufacturing, process development, scale up and optimization activities.

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AlloSCOPE™ Cell Manufacturing Platform
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The United States Patent and Trademark Office (USPTO) issued U.S. Patent No. 12,692,476, with claims covering Lineage’s proprietary AlloSCOPE (Allogeneic, Scalable, Consistent, Off-the-shelf, Pluripotent cell Engineering) cell manufacturing platform, including, its AlloSCOPE “5D” technology.
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AlloSCOPE 5D focuses on the production of high volume, low passage, undifferentiated and genetically stable pluripotent stem cells that can synchronously respond to differentiation cues in a seamless fashion. This approach is designed to offer greater control of differentiation than is normally available from traditional 2D or 3D manufacturing modalities, and we believe it can support large scale production of cell-based therapies for high dose indications like Type 1 Diabetes.
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The patent has an expected expiration date of June 9, 2043.

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COR1 (Corneal Endothelial Disease)
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Reported positive development progress with COR1, a wholly-owned, allogeneic corneal endothelial cell therapy (CEnC) program, in preclinical development for the treatment of Fuchs Endothelial Corneal Dystrophy (FECD) and Bullous Keratopathy.
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Utilizing Lineage’s proprietary cell manufacturing and expansion platform, AlloSCOPE, the Company successfully achieved 5D precursor expansion and differentiation to support CEnC production which, together with a thaw-and-inject formulation, may demonstrate a potentially superior product profile, and which meets Lineage’s internal criteria for continued preclinical advancement.
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Initial data from preclinical functional models is expected in the first quarter of 2027.

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OPC1 (Spinal Cord Injury)
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Currently enrolling participants in the DOSED (Delivery of Oligodendrocyte Progenitor Cells (OPCs) for Spinal Cord Injury: Evaluation of a Novel Device) clinical study. The DOSED study is evaluating the safety and utility of a novel delivery device developed to deliver OPC1 directly to the area of injury and will enroll both subacute (between 21 to 42 days following injury) and chronic (between 1 to 5 years following injury) SCI participants.
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Treated participants to date have not experienced unexpected procedural, product, or device-related adverse events and no significant design changes are required for continuation of the DOSED study.

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ILT1 (Type 1 Diabetes)
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Continued to meet our internal milestones for the ILT1 program, (i) demonstrating the scalability of our AlloSCOPE 5D technology at 100ml, to 3 liter scale, and (ii) differentiating pluripotent stem cells into islet cell precursors in a 5D system.
o
The goal of ILT1 is to establish a production modality that can support an expansion through differentiation process, entirely in a 5D dynamic culturing system, which if successful and applied to islet cell differentiation, could potentially solve a major hurdle to production and commercialization of an islet cell therapy product candidate for the treatment of Type 1 Diabetes.

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ReSonance/ANP1 (Hearing Loss)
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An internally-developed, auditory neuron cell transplant to treat hearing loss built on the AlloSCOPE manufacturing platform and being developed under a research collaboration with William Demant Invest A/S (WDI) focused on advancing and completing preclinical development.
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Following a scheduled Joint Scientific Committee (JSC), comprised of members from both partners, the JSC has approved the advancement of ReSonance preclinical development activities into the second year of the planned three-year collaboration, following successful completion of all contemplated development activities planned in the first year of the collaboration.
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Lineage has successfully completed the manufacturing of the first batch of current Good Manufacturing (cGMP) Grade material, in addition to three engineering manufacturing runs, and completed the internal technology transfer from our R&D team to our cGMP team.
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The parties have also established a preclinical model of deafening to support ReSonance functional preclinical testing under the collaboration, and are currently preparing for a meeting with the Danish Medicines Agency (DKMA) in the fourth quarter of 2026, to discuss development plans and seek scientific advice related to ReSonance development.

Balance Sheet Highlights

Cash, cash equivalents, and marketable securities of $45.2 million as of September 30, 2026 is expected to support planned operations into Q2 2028.

Third Quarter Operating Results

Revenues: Revenue is generated primarily from collaboration revenues, royalties, and other revenues. Total revenues for the three months ended September 30, 2026 were approximately $1.5 million, a net decrease of $2.2 million as compared to $3.7 million for the same period in 2025. The decrease was primarily due to lower collaboration revenue recognized from deferred revenues under the Roche Agreement, reflective of measured progress towards completion of the first performance obligation. Additionally, revenue from our research collaboration agreement with WDI was lower; both decreases were driven by fewer services provided in the current year.

Operating Expenses: Operating expenses are comprised of research and development (“R&D”) expenses and general and administrative (“G&A”) expenses. Total operating expenses for the three months ended September 30, 2026 were approximately $8.8 million, an increase of $1.3 million as compared to $7.5 million for the same period in 2025.

R&D Expenses: R&D expenses for the three months ended September 30, 2026 were $3.8 million, an increase of $0.5 million as compared to $3.3 million for the same period in 2025. The net increase was primarily driven by $0.8 million for our preclinical programs and other undisclosed programs and $0.5 million for our Resonance program, partially offset by $0.2 million for our OPC1 program and $0.6 million for our OpRegen program.

G&A Expenses: G&A expenses for the three months ended September 30, 2026 were $4.9 million, an increase of $0.7 million as compared to approximately $4.2 million for the same period in 2025. The net increase was primarily driven by personnel costs and stock-based compensation expense.

Loss from Operations: Loss from operations for the three months ended September 30, 2026 were $7.3 million, an increase of $3.5 million as compared to $3.8 million for the same period in 2025.

Other Income/(Expenses): Other income/(expenses) for the three months ended September 30, 2026 reflected other income of $12.0 million, compared to other expense of ($26.0) million for the same period in 2025. The net change was primarily attributable to the quarterly fair value non-cash remeasurement of the warrant liabilities driven by a decrease in our share price as compared to an increase in the prior year’s quarter.

Net Income/(Loss) Attributable to Lineage: The net income/(loss) attributable to Lineage for the three months ended September 30, 2026 was net income of $4.2 million, or $0.02 earnings per share (basic) and ($0.03) loss per share (diluted), compared to a net loss of ($29.8) million, or ($0.13) loss per share (basic and diluted), for the same period in 2025. The change was primarily driven by the quarterly fair value non-cash remeasurement of the warrant liabilities.

Conference Call and Webcast

Interested parties may access today’s conference call by dialing (800) 715-9871 from the U.S. and Canada and should request the “Lineage Cell Therapeutics Call” (Conference ID: 6471629). A live webcast of the conference call will be available online in the Investors section of Lineage’s website. A replay of the webcast will be available on Lineage’s website for 30 days and a telephone replay will be available through November 19, 2026, by dialing (800) 770-2030 from the U.S. and Canada and entering conference ID number 6471629.

About the AlloSCOPE (Allogeneic, Scalable, Consistent, Off-the-shelf, Pluripotent Cell Engineering) Platform

The AlloSCOPE (Allogeneic, Scalable, Consistent, Off-the-shelf, Pluripotent Cell Engineering) platform highlights the key attributes of Lineage’s in-house technology and describes a differentiation and production modality from which Lineage can manufacture millions of doses of an allogeneic, cell-based product derived from a single initial pluripotent cell line, conferring consistent, cost-effective, and scalable cell-based production and which can be applied across multiple programs. From our proprietary AlloSCOPE platform, we successfully completed a current Good Manufacturing Practice (“cGMP”) production run from a custom, two-tiered cell banking system, featuring a genetically-stable master cell bank (MCB) created from a single, well-characterized pluripotent cell line, which generated a working cell bank (WCB), which then provided the source material for two final cell-based product candidates. AlloSCOPE “5D” describes an application of AlloSCOPE with the goal of higher scale production with reduced manipulation.

Allogeneic cell therapy product manufacturing generally involves three basic steps: (i) expansion of pluripotent cells; (ii) differentiation of cells into the desired cell type, and (iii) further expanding those cells prior to harvesting, filling and cryopreserving the final product. In cell therapy manufacturing, how cells are grown and organized during differentiation and/or expansion can affect their scalability, phenotype, process control, manufacturing cost, and the characteristics of the final product. In a 2D process, cells are typically grown as an adherent monolayer on a flat, coated surface, such as a culture flask or multilayer vessel. This method allows for close control of cell growth and morphology, but scaling generally requires increasing the number of culture vessels, which can add labor, facility space, cost, and process complexity. In a 3D process, cells are grown in a three-dimensional environment, often as aggregates or spheroids within a bioreactor. This method can support automation, higher cell densities, and greater scale from a smaller footprint, but requires a tradeoff of less control and loss of synchronization. Lineage’s AlloSCOPE 5D technology is the Company’s innovative process of merging 2D manufacturing with 3D scale. By creating 2D-like growth conditions within a controlled, scalable 3D environment, AlloSCOPE 5D is designed to address one of the central manufacturing challenges in large-scale cell therapy manufacturing, by harnessing the precision and uniformity advantages of 2D culture with the scalability, efficiency, and automation capabilities of 3D bioreactor systems, while simultaneously avoiding the scale limitations of 2D methods and unresolved challenges associated with aggregate-based 3D culture.

About Lineage Cell Therapeutics, Inc.

Lineage Cell Therapeutics is a clinical-stage biotechnology company developing novel allogeneic, or “off the shelf”, cell therapies for serious medical conditions. Lineage’s programs are based on its proprietary cell-based technology platform, AlloSCOPE™ (Allogeneic, Scalable, Consistent, Off-the-shelf, Pluripotent Cell Engineering), and associated development and manufacturing capabilities. From this proprietary AlloSCOPE platform, Lineage develops, manufactures, and tests specialized human cells with anatomical and physiological functions similar or substantially identical to cells found naturally in the human body. These cells are created by applying directed differentiation protocols to established, well-characterized, and self-renewing pluripotent cell lines. These protocols generate cells with characteristics associated with specific and desired developmental lineages, and in some instances may be designed to have additional beneficial properties. Cells derived from such lineages are transplanted into patients in an effort to replace or support cells that are absent or dysfunctional due to degenerative disease, aging, or traumatic injury, and to restore or augment the patient’s functional activity. Lineage’s pipeline currently includes: (i) OpRegen® cell therapy, a retinal pigment epithelial cell therapy in Phase 2a development under a worldwide collaboration with Roche and Genentech, a member of the Roche Group, for the treatment of geographic atrophy secondary to age-related macular degeneration; (ii) HUNT1, a pluripotent stem cell derived, neural cell therapy in Phase 1b/2a development for the treatment of Huntington’s Disease; (iii) OPC1, an oligodendrocyte progenitor cell therapy in Phase 1/2a development for the treatment of spinal cord injuries; (iv) COR1, a corneal endothelial disease cell therapy in preclinical development for the potential treatment of corneal endothelial disease; (v) ReSonance® (ANP1), an auditory neuronal progenitor cell therapy in preclinical development under a collaboration with William Demant Invest A/S for the potential treatment of auditory neuropathy; (vi) ILT1, an islet cell therapy focused on the issue of large-scale production of undifferentiated pluripotent cells, which if successful and applied to an islet cell differentiation protocol could be evaluated for the production of islet cells for the potential treatment of Type 1 Diabetes; (vii) RND1, a novel hypoimmune induced pluripotent stem cell line being evaluated for development under a gene editing partnership; and (viii) PNC1, a photoreceptor neural cell therapy research initiative being evaluated for development for the potential treatment of vision loss due to photoreceptor dysfunction or damage. For more information, please visit www.lineagecell.com or follow the company on X/Twitter @LineageCell.

Forward-Looking Statements

Lineage cautions you that this press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Lineage intends these statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, to the extent applicable. All statements, other than statements of historical facts, contained in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by terms such as “believe,” “aim,” “may,” “will,” “estimate,” “continue,” “anticipate,” “design,” “intend,” “expect,” “could,” “can,” “plan,” “potential,” “predict,” “seek,” “should,” “would,” “contemplate,” “project,” “target,” “suggest,” “goal,” “positioned,” “scheduled,” or the negative version of these words and similar expressions. The absence of these terms does not mean that a statement is not forward-looking. Such forward-looking statements include, but are not limited to, statements relating to: the potential benefits of the NeuroAirmid acquisition and HUNT1 as a cell-based treatment modality for Huntington’s Disease; plans to develop a commercially scalable production process for HUNT1 in parallel with its clinical development, including the application of Lineage’s cell-line experience and manufacturing, process development, scale-up and optimization capabilities and the use of AlloSCOPE for future HUNT1 manufacturing; the expected progress, enrollment, completion and funding of the REGEN4HD Phase 1b/2a study, including support from CIRM, and Lineage’s assumption of clinical development responsibility following completion of that study; plans and timing for development of COR1, including initial preclinical data expected in the first quarter of 2027; the potential safety and therapeutic benefits of COR1 for patients suffering from corneal endothelial disease, including FECD and bullous keratopathy; the benefits of a thaw-and-inject formulation and its combination with bioreactor-based precursor expansion and differentiation, and the potential for COR1 to demonstrate a superior product profile; the potential for Lineage’s AlloSCOPE manufacturing platform to enable large-scale production of COR1 in accordance with cGMP and other applicable manufacturing standards and requirements and reduce production costs; the ability of Lineage’s two-tiered cell banking system to generate millions of doses of final product; the potential of the AlloSCOPE platform, including based on our prior success in completing a production run for two product candidates, to manufacture millions of doses of a cost-effective, scalable, and consistent supply of an allogeneic, cell-based product derived from a single initial cell line, that can be applied across multiple programs; the potential for AlloSCOPE 5D to support large-scale production for high-dose indications such as Type 1 Diabetes and the anticipated speed, scalability and versatility of the platform; the expected June 9, 2043 expiration of the AlloSCOPE patent and the anticipated competitive benefits of the Company’s intellectual property; Lineage’s strategy of prioritizing programs that it believes can generate meaningful data in early clinical trials, thereby allowing the Company to evaluate opportunities and clinical potential earlier, optimize capital allocation, and accelerate potential value creation; Lineage's plans to, and its ability to, apply its manufacturing capabilities through its ILT1 initiative to establish an expansion-through-differentiation production modality entirely in a 5D dynamic culturing system that, if successful and applied to an islet-cell differentiation protocol, could address production and commercialization hurdles for potential islet cell therapy product candidates for Type 1 Diabetes; the potential therapeutic benefits of OpRegen cell therapy in patients with GA secondary to age-related macular degeneration and the significance of the Phase 1/2a clinical study data reported to date, including the expectation that findings from the open-label, single-arm Phase 1/2a study may support continued evaluation; Genentech’s plans to evaluate proprietary surgical delivery devices that have potential advantages over available off-the-shelf devices in the Phase 2a GAlette Study; the ongoing open and active status of the Phase 2a GAlette Study at clinical sites in the U.S. and Israel and ongoing patient enrollment at such sites; the benefits of Lineage’s services agreement with Genentech and its impact on advancing the OpRegen cell therapy program; the plans and expectations with respect to OPC1, including the ongoing DOSED clinical study and enrollment of additional participants and expectations regarding continued study conduct and device design; expected funding, duration, activities and objectives of the WDI research collaboration for ReSonance (ANP1), including second-year preclinical advancement and functional testing using the established deafening model, manufacturing and release testing, and the planned fourth-quarter 2026 meeting with the Danish Medicines Agency to discuss development plans and seek scientific advice; Lineage’s expectation that its cash, cash equivalents and marketable securities are sufficient to support its planned operations into the second quarter of 2028; Lineage’s plans to advance and diversify its pipeline in 2026 and beyond, including its long-term strategy of creating a leading pipeline of cell-based transplant programs based on its core technology and AlloSCOPE manufacturing platform . Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Lineage’s actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by the forward-looking statements in this press release, including, but not limited to, the following risks: that we may need to allocate our cash to unexpected events and expenses causing us to expend our cash, cash equivalents and marketable securities more quickly than expected; that cash runway projections are based on current operating assumptions and are subject to change based on business conditions, development activities, and other factors outside Lineage’s control, and that Lineage may need to raise additional capital before that time; that development activities, preclinical activities, and clinical trials of our product candidates may not commence, progress or be completed as expected due to many factors within and outside of our control; that Lineage's development strategy of prioritizing programs based on the potential for early meaningful data may not result in the generation of meaningful data, nor ultimately successful product candidates, and that the ability to generate meaningful data in early clinical trials is uncertain and may not be predictive of clinical success in later-stage studies; that early, exploratory, or interim findings in clinical and/or nonclinical studies of a product candidate may not be predictive of results in controlled, subsequent, or later-stage clinical and/or nonclinical studies of that candidate; difficulties transferring manufacturing processes and clinical responsibilities for HUNT1, maintaining necessary licenses and other rights, or achieving anticipated acquisition benefits, and the costs of deferred and contingent acquisition payments; the possibility that CIRM grant support may be delayed, conditioned, reduced or unavailable or insufficient to complete planned activities; delays or failures in the REGEN4HD study and dependence on collaborators, investigators, clinical sites, suppliers and service providers for that study; that Roche and Genentech may not successfully advance OpRegen cell therapy or be successful in completing further clinical trials for OpRegen cell therapy and/or obtaining regulatory approval for OpRegen cell therapy in any particular jurisdiction, and Genentech retains discretion over the advancement of OpRegen and Lineage cannot control Genentech's decisions; that competing alternative therapies may adversely impact the commercial potential of OpRegen cell therapy; that OPC1 clinical trials, including the DOSED study, may not be successful; that the DOSED study is evaluating device safety and utility and no safety or efficacy conclusions regarding OPC1 are available at this time; that COR1 is a preclinical asset and there is no assurance that preclinical data expected to be generated in the first quarter of 2027 will be positive or generated on the anticipated timeline, that COR1 will advance into clinical development, or that COR1 will demonstrate the same or superior efficacy, a superior product profile or disruptive potential relative to existing or competing therapies for corneal endothelial disease; that Lineage’s ILT1 development is in its early stages, and even if our AlloSCOPE 5D manufacturing initiative is successful in producing large scale production of undifferentiated pluripotent stem cells, that we may not be able to successfully or feasibly differentiate those cells into islet cells, and further, we may not successfully establish a production modality for large-scale islet cell production, and there is no assurance that undifferentiated pluripotent stem cell manufacturing milestones will translate to clinical or commercial development or result in a viable product candidate for the treatment of Type 1 Diabetes; that the AlloSCOPE platform may not generate new programs with the speed, efficiency, or value creation potential that Lineage anticipates, and past development timelines may not be indicative of future results; that expected manufacturing scale, consistency, genetic stability, differentiation control, efficiency and cost advantages may not be achieved or maintained across programs or at clinical or commercial scale; that intellectual property protection may be challenged, limited or lost before its expected expiration; that the WDI collaboration may not achieve its intended objectives, that WDI may not contribute the full amount of anticipated funding, that the WDI anticipated funding may not be sufficient to complete the planned activities under the WDI collaboration and that additional funding may be required, and that the completed cGMP manufacturing run may not satisfy release testing requirements; that the planned Danish Medicines Agency meeting may be delayed or may not yield scientific advice supporting the anticipated development plans; that research initiatives, including PNC1 and RND1, may not result in viable product candidates or achieve their intended therapeutic or development objectives; that the ongoing 2026 Iran War and broader Israeli regional conflict may materially and adversely impact clinical activities at Israel trial sites participating in the GAlette study and/or our manufacturing processes, including cell banking and product manufacturing for our cell therapy product candidates, all of which are conducted by our subsidiary in Jerusalem, Israel; that Lineage may not be able to manufacture sufficient clinical quantities of its product candidates in accordance with current good manufacturing practice; and those risks and uncertainties inherent in Lineage’s business and other risks discussed in its filings with the Securities and Exchange Commission (SEC). Lineage’s forward-looking statements are based upon its current expectations and involve assumptions that may never materialize or may prove to be incorrect. Further information regarding these and other risks is included under the heading “Risk Factors” in Lineage’s periodic reports filed with the SEC, including its most recent Annual Report on Form 10-K filed with the SEC and its subsequent reports filed with SEC, which are available on the SEC’s website at www.sec.gov. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they were made. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. Lineage undertakes no obligation to update any forward-looking statement to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Lineage Cell Therapeutics, Inc. IR

Ioana C. Hone

(ir@lineagecell.com)

(442) 287-8963

Russo Partners – Media Relations

Nic Johnson or David Schull

(Nic.johnson@russopartnersllc.com)

(David.schull@russopartnersllc.com)

(212) 845-4242

Tables to follow

LINEAGE CELL THERAPEUTICS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

(UNAUDITED)

	September 30, 2026	December 31, 2025
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$26,499	$40,791
Marketable securities	18,677	14,990
Accounts receivable	1,333	891
Prepaid expenses and other current assets	1,265	2,485
Total current assets	47,774	59,157

NONCURRENT ASSETS
Property and equipment, net	2,378	2,566
Operating lease right-of-use assets	1,696	2,131
Deposits and other long-term assets	583	558
Goodwill	10,672	10,672
Intangible assets, net	31,700	31,700
Deferred tax asset, net	5,307	5,800
TOTAL ASSETS	$100,110	$112,584

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$5,610	$7,181
Operating lease liabilities, current portion	954	816
Finance lease liabilities, current portion	33	37
Deferred revenues, current portion	1,422	3,333
Total current liabilities	8,019	11,367

LONG-TERM LIABILITIES
Deferred tax liability, net	14	22
Deferred revenues, net of current portion	12,339	12,377
Operating lease liabilities, net of current portion	1,036	1,534
Finance lease liabilities, net of current portion	6	32
Warrant liabilities	12,753	43,906
TOTAL LIABILITIES	34,167	69,238

Commitments and contingencies

SHAREHOLDERS’ EQUITY
Preferred shares, no par value, 2,000 shares authorized; none issued and outstanding as of September 30, 2026 and December 31, 2025	—	—
Common shares, no par value, 450,000 shares authorized as of September 30, 2026 and December 31, 2025; 252,907 and 243,122 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	537,420	515,467
Accumulated other comprehensive loss	(4,261)	(3,920)
Accumulated deficit	(466,096)	(466,998)
Lineage's shareholders’ equity	67,063	44,549
Noncontrolling deficit	(1,120)	(1,203)
Total shareholders’ equity	65,943	43,346
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$100,110	$112,584

LINEAGE CELL THERAPEUTICS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
REVENUES:
Collaboration revenues	$1,349	$3,544	$3,867	$7,346
Royalties, license and other revenues	85	137	361	602
Total revenues	1,434	3,681	4,228	7,948

OPERATING EXPENSES:
Cost of royalties	5	5	5	80
Research and development	3,818	3,271	12,826	9,491
General and administrative	4,925	4,191	15,227	13,608
Loss on impairment of intangible asset	—	—	—	14,840
Total operating expenses	8,748	7,467	28,058	38,019
Loss from operations	(7,314)	(3,786)	(23,830)	(30,071)

OTHER INCOME (EXPENSES):
Interest income, net	376	366	1,159	1,298
Gain (loss) on marketable equity securities, net	(8)	6	16	(1)
Change in fair value of warrant liability	11,944	(26,557)	23,711	(36,992)
Foreign currency transaction gain (loss), net	(284)	219	430	1,666
Other income (expense), net	—	—	(17)	(159)
Total other income (expenses)	12,028	(25,966)	25,299	(34,188)

INCOME (LOSS) BEFORE INCOME TAXES	4,714	(29,752)	1,469	(64,259)

Income tax expense	(484)	—	(484)	—

NET INCOME (LOSS)	4,230	(29,752)	985	(64,259)

Net (income) loss attributable to noncontrolling interest	2	(29)	(83)	(125)

NET INCOME (LOSS) ATTRIBUTABLE TO LINEAGE	$4,232	$(29,781)	$902	$(64,384)

NET INCOME (LOSS) PER COMMON SHARE ATTRIBUTABLE TO LINEAGE:
Basic	$0.02	$(0.13)	$—	$(0.28)
Diluted	$(0.03)	$(0.13)	$(0.09)	$(0.28)

WEIGHTED-AVERAGE COMMON SHARES USED TO COMPUTE NET INCOME (LOSS) PER COMMON SHARE:
Basic	252,907	228,853	249,174	227,765
Diluted	259,075	228,853	261,217	227,765

LINEAGE CELL THERAPEUTICS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

(UNAUDITED)

	Nine Months Ended September 30,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss) attributable to Lineage	$902	$(64,384)
Net income attributable to noncontrolling interest	83	125
Adjustments to reconcile net income (loss) attributable to Lineage Cell Therapeutics, Inc. to net cash used in operating activities:
Issuance costs for common stock warrant liabilities	—	183
Loss on impairment of intangible asset	—	14,840
(Gain) loss on marketable equity securities, net	(16)	1
Accretion of income on marketable debt securities	(402)	(10)
Depreciation and amortization expense	577	513
Change in right-of-use assets and liabilities	66	(41)
Stock-based compensation	4,476	3,654
Change in fair value of warrant liability	(23,711)	36,992
Income tax expense	484	—
Foreign currency remeasurement	(471)	(1,721)
Loss on disposal of assets	31	—
Changes in operating assets and liabilities:
Accounts receivable	(371)	511
Prepaid expenses and other current assets	1,461	1,077
Accounts payable and accrued liabilities	(2,102)	(188)
Deferred revenue	(1,949)	(5,593)
Net cash used in operating activities	(20,942)	(14,041)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable debt securities	(29,796)	—
Maturities of marketable debt securities	26,520	2,000
Purchase of equipment	(237)	(123)
Net cash (used in) provided by investing activities	(3,513)	1,877

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from employee options exercised	233	487
Proceeds from exercise of warrants	5,388	319
Common shares received and retired for employee taxes paid	(40)	(15)
Proceeds from sale of common shares under ATM, net of offering costs	4,454	1,276
Proceeds from sale of common shares with warrants under registered direct financing, net of offering costs	—	5,232
Payment of financed insurance premium	—	(684)
Payment of finance lease liabilities	(31)	(44)
Net cash provided by financing activities	10,004	6,571
Effect of exchange rate changes on cash, cash equivalents and restricted cash	173	216
NET DECREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(14,278)	(5,377)

CASH, CASH EQUIVALENTS AND RESTRICTED CASH:
At beginning of the period	41,324	46,354
At end of the period	$27,046	$40,977